Exhibit 99.1

PURE Bioscience Reports Fiscal Second Quarter 2024

Financial Results

Update on Business and PURE’s SDC-Based Antimicrobial Food Safety Solutions

EL CAJON, Calif. - (March 18, 2024) – PURE Bioscience, Inc. (OTCQB: PURE) (“PURE,” the “Company” or “we”), creator of the patented non-toxic silver dihydrogen citrate (SDC) antimicrobial, today reported financial results for the fiscal second quarter ended January 31, 2024.

Summary of Results – Fiscal Second Quarter Operations

●	Net product sales were $325,000 and $396,000 for the fiscal second quarter ended January 31, 2024 and 2023, respectively. The decrease of $71,000 was attributable to decreased sales across our end user network.
●	Net loss for the fiscal second quarter ended January 31, 2024 was $1,002,000, compared to $1,060,000 for the fiscal second quarter ended January 31, 2023.
●	Net loss, excluding share-based compensation, for the fiscal second quarter ended January 31, 2024 was $938,000, compared to $993,000 for the fiscal second quarter ended January 31, 2023.
●	Net loss per share was ($0.01) for the fiscal second quarters ended January 31, 2024 and 2023, respectively.

Six Months: Summary of Results of Operations

●	Net product sales were $1,043,000 and $863,000 for the six months ended January 31, 2024 and 2023, respectively. The increase of $180,000 was attributable to increased sales across our end user and distribution network.
●	Net loss for the six months ended January 31, 2024 was $1,737,000, compared to $2,053,000 for the six months ended January 31, 2023.
●	Net loss, excluding share-based compensation, for the six months ended January 31, 2024 was $1,593,000, compared to $1,842,000 for the six months ended January 31, 2023.
●	Net loss per share was ($0.02) for the six months ended January 31, 2024 and 2023, respectively.

Robert Bartlett, Chief Executive Officer, said, “Our fiscal second quarter revenue was very disappointing at best. While historically, this quarter is our lowest revenue generator, FYQ2 experienced an unexpected interruption in the flow of PURE products to one of our major customers. The impact of this interruption cannot be overstated. We anticipate this shortfall in revenue will be absorbed in future sales.”

Business Update

We are excited to announce that we are beginning to make headway into new food segments as we work on expanding our footprint in the food industry.

●	Brand Advertising and Marketing. Having a social media presence has been a focus of the newly-formed marketing committee at PURE. Our recently updated website is a helpful sales tool for lead generation, as well as a central location for customer support and questions. PURE will continue to evolve its brand as we work with a new branding firm to guide us in clearly communicating to the public that PURE’s team and chemistry are trustworthy, offering premium products that represent a complete game changer in the world of food safety and sanitization. Our targeted end user is committed to protecting their customers, employees, the environment, as well as their own brand name.

●	Trade Shows. Attending and supporting customer events and trade shows has been and will continue to be a significant part of our growth initiatives. This has proven to be an effective approach to meeting new customers and continue networking and educating the industry on our unique SDC solutions. At the end of FYQ2, PURE attended the global International Production & Processing Expo (IPPE) show for the first time. Our team was able to better understand current industry trends and solutions, as well as network and meet with key customers. In addition, the team was able to facilitate strategic meetings with key industry leaders from North America and across the globe. PURE is again registered to exhibit at the International Association for Food Protection (IAFP) annual meeting in Long Beach, California (July 14-17, 2024). The IAFP annual meeting is attended by more than 3,500 of the top industry, academic and governmental food safety professionals.

●	Distributor Focus and Support. Our business strategy will be shifting focus from a direct sales model to a distributor model. This model provides a much needed expansion of coverage in all regions of the United States. With local boots on the ground, our distributors allow PURE to expand our footprint into new market segments and customer bases as we are integrated into our distribution partners’ chemical portfolios and solution offerings. Due to the unique nature of our SDC molecule and ongoing advancement in application technologies, our distributors will be able to present their customers innovative solutions previously unavailable to them. This transition facilitates:

◌	Broader coverage of service personnel and more regular on-site visits to customers;
◌	Strengthening and growing partnerships with current distributors;
◌	Bringing on new key distributors;
◌	Leveraging the PURE team to provide enhanced support from remote to on-site visits;
◌	Better market penetration of our brand and product awareness;
◌	Acceleration of our sales model; and
◌	Expedited access to new market segments.

●	Continued Innovation. The development of new solutions through application equipment is a large part of our current R&D efforts. New business sectors, including the dairy industry and the animal health market, have shown promising interest as we begin to explore the use of our SDC technology. Incorporating technology into our equipment solutions is another avenue through which we are enhancing our ability to support our customers’ greatest needs in food safety.

Tim Steffensmeier, Vice President of Sales, said, “The technical sales team we have assembled has nearly 100 years of combined food and chemical industry experience. The varying experience and unique skillsets enables our team to be productive in business development, sales and marketing, new equipment solutions, and new product development and microbiology solutions. Our team is dedicated to prioritizing the sustainability of the Company’s growth, and are actively cultivating new relationships with key stakeholders while also nurturing and expanding current key industry and distributor accounts.”

About PURE Bioscience, Inc.

PURE is focused on developing and commercializing our proprietary antimicrobial products primarily in the food safety arena. We provide solutions to combat the health and environmental challenges of pathogen and hygienic control. Our technology platform is based on patented, stabilized ionic silver, and our initial products contain silver dihydrogen citrate, better known as SDC. This is a broad-spectrum, non-toxic antimicrobial agent, and formulates well with other compounds. As a platform technology, SDC is distinguished from existing products in the marketplace because of its superior efficacy, reduced toxicity and mitigation of bacterial resistance. PURE’s mailing address of 771 Jamacha Rd. #512, El Cajon, California 92019 (San Diego County area) serves as its official address for all business requirements. Additional information on PURE is available at www.purebio.com.

Forward-looking Statements: Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Statements in this press release, including quotes from management, concerning the Company’s expectations, plans, business outlook, future performance, future potential revenues, expected results of the Company’s marketing efforts, the execution of contracts under negotiation and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements inherently involve risks and uncertainties that could cause our actual results to differ materially from any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s failure to implement or otherwise achieve the benefits of its proposed business initiatives and plans; acceptance of the Company’s current and future products and services in the marketplace, including the Company’s ability to convert successful evaluations and tests for PURE Control and PURE Hard Surface into customer orders and customers continuing to place product orders as expected and to expand their use of the Company’s products; the Company’s ability to maintain relationships with its partners and other counterparties; the Company’s ability to generate sufficient revenues and reduce its operating expenses in order to reach profitability; the Company’s ability to raise the funding required to support its continued operations and the implementation of its business plan; the ability of the Company to develop effective new products and receive required regulatory approvals for such products, including the required data and regulatory approvals required to use its SDC-based technology as a direct food contact processing aid in raw meat processing and to expand its use in OLR poultry processing; competitive factors, including customer acceptance of the Company’s SDC-based products that are typically more expensive than existing treatment chemicals; dependence upon third-party vendors, including to manufacture its products; and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission (the SEC), including its Form 10-K for the fiscal year ended July 31, 2023, Form 10-Q for the fiscal first quarter ended October 31, 2023, and Form 10-Q for the fiscal second quarter ended January 31, 2024. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:

Mark Elliott, VP Finance

PURE Bioscience, Inc.

Phone: 619-596-8600 ext.: 116

PURE Bioscience, Inc.

Condensed Consolidated Balance Sheets

	January 31, 2024	July 31, 2023
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$557,000	$1,095,000
Accounts receivable	171,000	285,000
Inventories, net	74,000	88,000
Restricted cash	75,000	75,000
Prepaid expenses	62,000	61,000
Total current assets	939,000	1,604,000
Property, plant and equipment, net	147,000	221,000
Total assets	$1,086,000	$1,825,000
Liabilities and stockholders’ equity (deficiency)
Current liabilities
Accounts payable	$409,000	$422,000
Accrued liabilities	136,000	110,000
Total current liabilities	545,000	532,000
Long-term liabilities
Note payable to related parties	1,862,000	1,021,000
Total long-term liabilities	1,862,000	1,021,000
Total liabilities	2,407,000	1,553,000
Commitments and contingencies
Stockholders’ equity (deficiency)
Preferred stock, $0.01 par value: 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value: 150,000,000 shares authorized, 111,856,473 shares issued and outstanding at January 31, 2024, and July 31, 2023	1,119,000	1,119,000
Additional paid-in capital	132,542,000	132,398,000
Accumulated deficit	(134,982,000)	(133,245,000)
Total stockholders’ equity (deficiency)	(1,321,000)	272,000
Total liabilities and stockholders’ equity (deficiency)	$1,086,000	$1,825,000

PURE Bioscience, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Six Months Ended		Three months Ended
	January 31,		January 31,
	2024	2023	2024	2023
Net product sales	$1,043,000	$863,000	$325,000	$396,000
Royalty revenue	5,000	5,000	1,000	1,000
Total revenue	1,048,000	868,000	326,000	397,000
Cost of goods sold	429,000	414,000	149,000	200,000
Gross profit	619,000	454,000	177,000	197,000
Operating costs and expenses
Selling, general and administrative	2,138,000	2,345,000	1,065,000	1,180,000
Research and development	156,000	153,000	76,000	75,000
Total operating costs and expenses	2,294,000	2,498,000	1,141,000	1,255,000
Loss from operations	(1,675,000)	(2,044,000)	(964,000)	(1,058,000)
Other income (expense)
Other income (expense), net	—	(5,000)	—	—
Interest expense, net	(62,000)	(4,000)	(38,000)	(2,000)
Total other income (expense)	(62,000)	(9,000)	(38,000)	(2,000)
Net loss	$(1,737,000)	$(2,053,000)	$(1,002,000)	$(1,060,000)
Basic and diluted net loss per share	$(0.02)	$(0.02)	$(0.01)	$(0.01)
Shares used in computing basic and diluted net loss per share	111,856,473	111,356,473	111,856,473	111,356,473

PURE Bioscience, Inc.

Condensed Consolidated Statement of Stockholders’ Equity (Deficiency)

(Unaudited)

	Six Months Ended January 31, 2024					Six Months Ended January 31, 2023
	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity	Shares	Amount	Capital	Deficit	Equity

Balances at beginning of period	111,856,473	$1,119,000	$132,398,000	$(133,245,000)	$272,000	111,356,473	$1,114,000	$132,079,000	$(129,284,000)	$3,909,000
Share-based compensation expense - stock options	—	—	144,000	—	144,000	—	—	169,000	—	169,000
Share-based compensation expense - restricted stock units	—	—	—	—	—	—	—	42,000	—	42,000

Net loss	—	—	—	(1,737,000)	(1,737,000)	—	—	—	(2,053,000)	(2,053,000)

Balances at end of period (Unaudited)	111,856,473	$1,119,000	$132,542,000	$(134,982,000)	$(1,321,000)	111,356,473	$1,114,000	$132,290,000	$(131,337,000)	$2,067,000

	Three Months Ended January 31, 2024					Three Months Ended January 31, 2023
	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity	Shares	Amount	Capital	Deficit	Equity

Balances at beginning of period (Unaudited)	111,856,473	$1,119,000	$132,478,000	$(133,980,000)	$(383,000)	111,356,473	$1,114,000	$132,163,000	$(130,277,000)	$3,000,000
Share-based compensation expense - stock options	—	—	64,000	—	64,000	—	—	106,000	—	106,000
Share-based compensation expense - restricted stock units	—	—	—	—	—	—	—	21,000	—	21,000

Net loss	—	—	—	(1,002,000)	(1,002,000)	—	—	—	(1,060,000)	(1,060,000)

Balances at end of period (Unaudited)	111,856,473	$1,119,000	$132,542,000	$(134,982,000)	$(1,321,000)	111,356,473	$1,114,000	$132,290,000	$(131,337,000)	$2,067,000

PURE Bioscience, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended
	January 31,
	2024	2023
Operating activities
Net loss	$(1,737,000)	$(2,053,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	144,000	211,000
Depreciation and amortization	74,000	67,000
Gain on extinguishment of indebtedness	—	—
Changes in operating assets and liabilities:
Accounts receivable	114,000	45,000
Inventories	14,000	(21,000)
Prepaid expenses	(1,000)	(6,000)
Interest on note payable	56,000	—
Accounts payable and accrued liabilities	13,000	(112,000)
Net cash used in operating activities	(1,323,000)	(1,869,000)
Investing activities
Purchases of property, plant and equipment	—	(37,000)
Net cash used in investing activities	—	(37,000)
Financing activities
Net proceeds from note payable to related parties	785,000	—
Net cash provided by financing activities	785,000	—
Net decrease in cash, cash equivalents, and restricted cash	(538,000)	(1,906,000)
Cash, cash equivalents, and restricted cash at beginning of period	1,170,000	3,466,000
Cash, cash equivalents, and restricted cash at end of period	$632,000	$1,560,000

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$557,000	$1,485,000
Restricted cash	$75,000	$75,000
Total cash, cash equivalents and restricted cash	$632,000	$1,560,000

Supplemental disclosure of cash flow information
Cash paid for taxes	$—	5,000